UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2024

Registrant, State or Other Jurisdiction of Incorporation or Organization
Commission file number	Address of Principal Executive Offices, Zip Code and Telephone Number			I.R.S. Employer Identification No.

1-31447	CenterPoint Energy, Inc.			74-0694415
(a Texas corporation)
1111 Louisiana
	Houston	Texas	77002
	(713)	207-1111

1-3187	CenterPoint Energy Houston Electric, LLC			22-3865106
(a Texas limited liability company)
1111 Louisiana
	Houston	Texas	77002
	(713)	207-1111

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CenterPoint Energy, Inc.	Common Stock, $0.01 par value	CNP	The New York Stock Exchange
NYSE Chicago
CenterPoint Energy Houston Electric, LLC	6.95% General Mortgage Bonds due 2033	n/a	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

In August 2024, CenterPoint Energy Houston Electric, LLC (“Houston Electric”), an indirect, wholly-owned subsidiary of CenterPoint Energy, Inc. (the “Company”), announced its Greater Houston Resiliency Initiative (“GHRI”), which includes a series of targeted actions to improve the resiliency of Houston Electric’s electric grid this hurricane season. On August 28, 2024, Houston Electric announced the completion of core resiliency actions as part of the first phase of its GHRI, which included certain vegetation management and pole installation goals. Additionally, Houston Electric announced a new series of resiliency actions, including (1) a second phase of GHRI, which will include actions strengthening grid resiliency, improving public and customer communications and strengthening local, community and emergency partnerships; and (2) a longer-term proposal, for approximately $5 billion in resiliency investment from 2026 to 2028, which Houston Electric intends to include in a new system resiliency plan that is expected to be filed with the Public Utility Commission of Texas on or before January 31, 2025 following feedback from customers, external experts and other stakeholders, including elected officials and local agencies.

The Company also announced its proposal to forego approximately $110 million of profit related to its storm hardening and temporary emergency generation efforts, which will be represented by two components. First, Houston Electric intends to absorb approximately $70 million in incremental storm hardening expenses incurred in connection with accelerated operational activities after Hurricane Beryl. Second, Houston Electric does not intend to file in future years beginning in 2028 for approximately $40 million in anticipated equity profit associated with load-shed oriented temporary emergency generation leased by Houston Electric through the remaining regulatory life of the leases in 2032 as new dispatchable generation comes online in the state of Texas as a result of the Texas Energy Fund.

Item 7.01     Regulation FD Disclosure.

On August 28, 2024, the Company issued a press release announcing certain of the matters described in Item 8.01. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

The Company reaffirms its previously announced non-GAAP earnings guidance.

Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "target," "will" or other similar words are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding our resiliency investments, timing, forgoing profits and related matters, are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future events that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the impact of pandemics, including the COVID-19 pandemic; (2) financial market conditions; (3) general economic conditions; (4) the timing and impact of future regulatory and legislative decisions; and (5) other factors, risks and uncertainties discussed in CenterPoint Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and CenterPoint's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Item 9.01    Financial Statements and Exhibits.

            (d)    Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release issued by the Company on August 28, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: August 28, 2024	By:	/s/ Kristie L. Colvin
Kristie L. Colvin
Senior Vice President and Chief Accounting Officer

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

Date: August 28, 2024	By:	/s/ Kristie L. Colvin
Kristie L. Colvin
Senior Vice President and Chief Accounting Officer